UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

FM Services Company (FM Services), a wholly-owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (FCX) entered into a supplemental consulting agreement with J. Bennett Johnston, Jr.  This supplemental agreement renews the consulting agreement previously entered into with Mr. Johnston for an additional one-year period beginning January 1, 2008, and ending December 31, 2008.  All terms and conditions of Mr. Johnston’s original consulting agreement remain unchanged.  Mr. Johnston is a director of FCX.

FM Services also entered into a supplemental consulting agreement with Kissinger Associates, Inc. and Kent Associates Inc., which renews the agreements previously entered into with Kissinger Associates, Inc. and Kent Associates Inc. for an additional one-year period beginning January 1, 2008, and ending December 31, 2008.  All terms and conditions of the original agreements remain unchanged.  J. Stapleton Roy, managing director of Kissinger Associates, Inc., is a director of FCX.

FM Services also entered into a supplemental consulting agreement with Gabrielle K. McDonald, which renews the consulting agreement previously entered into with Judge McDonald for an additional one-year period beginning January 1, 2008, and ending December 31, 2008.  All terms and conditions of Judge McDonald’s original consulting agreement remain unchanged.  Judge McDonald is a director of FCX.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  October 2, 2007